                                                                     EXHIBIT 4.7


                             JACKSON PRODUCTS, INC.

                   FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT


     THIS FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT, dated as of March 1, 1996 (this "Amendment"), is made by and among JACKSON PRODUCTS INC., a Delaware
       ---------
corporation (together with its subsidiaries, unless otherwise indicated by the context, the "Company"), MCIT PLC, a corporation organized under the laws of the
              -------
United Kingdom ("MCIT"), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MASSMUTUAL
                 ----
LIMITED, MASSMUTUAL CORPORATE INVESTORS, THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY AND JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY (collectively with MCIT, the "Institutional Investors"), SAFETY PARTNERS, L.P. ("Safety Partners"), the
     -----------------------                            ---------------
Jordan Investors, the Management Stockholders and MARK A. KOLMER (the "Stockholder"). Capitalized terms used herein and not otherwise defined herein
 -----------
shall have the meanings ascribed to them in the Agreement.

     WHEREAS, a Stockholders Agreement (the "Agreement"), was entered into on
                                             ---------
August 16, 1995 by and among the Company, MCIT, the Institutional Investors, Safety Partners, the Jordan Investors and the Management Stockholders;

     WHEREAS, the Stockholder as of the date hereof has subscribed for shares of the Company's Class C Common Stock, pursuant to the Management Subscription Agreement, as amended by the First Amendment to Management Subscription Agreement of even date herewith;

     WHEREAS, the parties desire to amend this Agreement to set forth their respective rights and obligations in connection with the Stockholder's investment in the Company;

     WHEREAS, the parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the shares of capital stock of the Company and to provide for certain rights and obligations in respect thereto as hereinafter provided;

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto mutually agree as follows:

          1. The following Definitions in the Agreement are amended and revised to read in their entirety as follows:

     Management Investors shall mean any officer or managerial employee of the
     --------------------
Company or any of its Subsidiaries who hereafter acquires any shares of Class C Common Stock from the Company in accordance with the Management Subscription Agreement or other subscription agreement presented by the Company to an officer or managerial employee of the Company and this Agreement (including execution of a counterpart to this Agreement), and any Permitted Transferee of any such Persons who becomes a Stockholder in accordance with the terms hereof (including execution of a counterpart to this Agreement).

     Management Stockholders shall mean the management signatories to the
     -----------------------
Management Subscription Agreement or other subscription agreement presented by the Company to an officer or managerial employee of the Company and their Permitted Transferees.

          2. Section 8.15 is amended by the addition of the following sentence to the end of such Section:

               "If the requirements of this Agreement otherwise have been met, new holders of Stock may become parties to this Agreement by executing a counterpart to this Agreement at which time the Company shall revise the Stockholders Schedule as may be necessary or appropriate."

          3. Except as herein amended, the Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof, " "herein" or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.


                              JACKSON PRODUCTS, INC.


                              By: /s/ Christopher T. Paule
                                 --------------------------------
                                 Name:  Christopher T. Paule
                                 Title: V.P. & C.F.O.


                              Leucadia Investors, Inc.


                              By: /s/ Ruth Klindtwort
                                 -------------------------------
                                 Name:  Ruth Klindtwort
                                 Title: Vice President & Secretary


                              John W. Jordan, II Revocable Trust


                                  /s/ John W. Jordan, II
                              -----------------------------------
                              John W. Jordan, II
                              Trustee


                                  /s/ David W. Zalaznick
                              -----------------------------------
                              David W. Zalaznick


                                  /s/ Jonathan F. Boucher
                              -----------------------------------
                              Jonathan F. Boucher


                                  /s/ John R. Lowden
                              -----------------------------------
                              John R. Lowden


                                  /s/ Adam E. Max
                              -----------------------------------
                              Adam E. Max


                                  /s/ John M. Camp, III
                              -----------------------------------
                              John M. Camp, III

                              John M. Camp, III
                              Profit Sharing Plan DTD
                              1/1/88

                                   /s/ John M. Camp, III,
                              -----------------------------------
                              John M. Camp, III, Trustee


                                   /s/ A. Richard Caputo, Jr.
                              -----------------------------------
                              A. Richard Caputo, Jr.


                              James E. Jordan, Jr. Profit Sharing Plan and Trust


                              By: /s/ James E. Jordan, Jr.
                              --------------------------------
                                 James E. Jordan, Jr.
                                 Trustee


                                  /s/ Paul R. Rodzevik
                              -----------------------------------
                              Paul R. Rodzevik

                              MANAGEMENT STOCKHOLDERS:


                                   /s/ Wayne C. Bircher
                              -----------------------------------
                              Wayne C. Bircher


                                   /s/ Ronald C. Boeger
                              -----------------------------------
                              Ronald C. Boeger


                                   /s/ John L. Bortle
                              -----------------------------------
                              John L. Bortle


                                   /s/ Kathleen M. Caselton
                              -----------------------------------
                              Kathleen M. Caselton


                                   /s/ Michael C. Taylor
                              -----------------------------------
                              Michael C. Taylor


                                   /s/ Robert H. Elkin
                              -----------------------------------
                              Robert H. Elkin


                                   /s/ Allan A. Huning
                              -----------------------------------
                              Allan A. Huning


                                   /s/ Robert J. Mills
                              -----------------------------------
                              Robert J. Mills


                                   /s/ John M. Pappas
                              -----------------------------------
                              John M. Pappas


                                   /s/ Darold G. Oltjenbruns
                              -----------------------------------
                              Darold G. Oltjenbruns


                                   /s/ Christopher T. Paule
                              -----------------------------------
                              Christopher T. Paule


                                   /s/ Robert J. Sandner
                              -----------------------------------
                              Robert J. Sandner

                              MCIT PLC


                              By: /s/ James E. Jordan, Jr.
                                 --------------------------------
                                 Name:  James E. Jordan Jr.
                                 Title: Director


                              MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                              By: /s/ Michael L. Klofas
                                 --------------------------------
                                 Name:  Michael L. Klofas
                                 Title: Managing Director


                              MASSMUTUAL PARTICIPATION INVESTORS
                              c/o Massachusetts Mutual Life Insurance Company


                              By: /s/ Michael L. Klofas
                                 --------------------------------
                                 Name:  Michael L. Klofas
                                 Title: Investment Officer


                              MASSMUTUAL CORPORATE VALUE PARTNERS
                              By Massachusetts Mutual Life Insurance Company, its Investment Manager


                              By: /s/ Michael L. Klofas
                                 --------------------------------
                                 Name:  Michael L. Klofas
                                 Title: Investment Manager


                              MASSMUTUAL CORPORATE INVESTORS
                              c/o Massachusetts Mutual Life Insurance  Company


                              By: /s/ Michael L. Klofas
                                 --------------------------------
                                 Name:  Michael L. Klofas
                                 Title: Investment Officer

                              THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


                              By: /s/ J. Thomas Christofferson
                                 ---------------------------------
                                 Name: J. Thomas Christofferson
                                 Title: Vice President


                              JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                              By: /s/ Dana Donovan
                                 --------------------------------
                                 Name:  Dana Donovan
                                 Title: Sr. Investment Manager


                              SAFETY PARTNERS, L.P.


                              By: /s/ Andrew R. Whittaker
                                 --------------------------------
                                 Name:  Andrew R. Whittaker
                                 Title: Managing Director


                              NEW STOCKHOLDERS:


                                   /s/ Mark A. Kolmer
                              -----------------------------------
Date:  March 1, 1996          Mark A. Kolmer
       -------------


                                   /s/ John L. Garavaglia
                              -----------------------------------
Date:  December 1, 1996       John L. Garavaglia
       ----------------